Exhibit T3A-20

Articles of Incorporation

For

PRECISION ENERGY INTERNATIONAL LTD.

Share Structure:	SCHEDULE “A” ATTACHED
Share Transfers	NO SHARES OF THE CORPORATION SHALL BE TRANSFERRED
Restrictions:	WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS.
Number of Directors:
Min Number of Directors:	1
Max Number of Directors:	11
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SCHEDULE “B” ATTACHED

Registration Authorized By: JAN M. CAMPBELL

SECRETARY

FILED Namequest Corporate Services Inc.

Incorporate Alberta Corporation - Registration Statement

Service Request Number:	6432714
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	PRECISION ENERGY INTERNATIONAL LTD.
French Equivalent Name:
Nuans Number:	81192591
Nuans Date:	2004/09/01
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	#4200, 150 - 6TH AVENUE S.W.
Legal Description: City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7

RECORDS ADDRESS
Street:	#4200, 150 - 6TH AVENUE S.W.
Legal Description: City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7

ADDRESS FOR SERVICE BY MAIL
Post Office Box: City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	SCHEDULE “A” ATTACHED
Share Transfers Restrictions:	NO SHARES OF THE CORPORATION SHALL BE TRANSFERRED WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS.
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	11

Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SCHEDULE “B” ATTACHED

Professional Endorsement Provided:
Future Dating Required:
Registration Date:	2004/09/02

Director

Last Name:	SWARTOUT
First Name:	HANK
Middle Name:	B.
Street/Box Number:	4200, 150 - 6 AVE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y

Last Name:	TREMBLAY
First Name:	DALE
Middle Name:	E.
Street/Box Number:	4200, 150 - 6 AVE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y

Last Name:	MCNULTY
First Name:	MICHAEL
Middle Name:	J.
Street/Box Number:	4200, 150 - 6 AVE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2004/09/02
Other Rules or Provisions	ELECTRONIC	2004/09/02

Registration Authorized By:	JAN M. CAMPBELL
SECRETARY

SCHEDULE “A”

Attached to and forming part of the Articles of Incorporation of PRECISION ENERGY INTERNATIONAL LTD.

THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:

1.                                      An unlimited number of Class “A” Common voting shares, the holders of which are entitled:

(a)                                 to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)                                 to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class “B” Common voting shares, the Class “C” Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class “A” Common voting shares of the Corporation;

(c)                                  subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

(d)                                 to the rights, privileges and restrictions normally attached to common shares;

2.                                      An unlimited number of Class “B” Common voting shares, the holders of which are entitled:

(a)                                 to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)                                 to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class “A” Common voting shares, the Class “C” Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class “B” Common voting shares of the Corporation;

(c)                                  subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

(d)                                 to the rights, privileges and restrictions normally attached to common shares;

3.                                      An unlimited number of Class “C” Common non-voting shares, the holders of which are entitled:

(a)                                 to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class “A” Common voting shares, the Class “B” Common voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class “C” Common non-voting shares of the Corporation; and

(b)                                 subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation;

4.                                      An unlimited number of Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(a)                                 the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

(b)                                 the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the

Common shares and any other such Preferred shares as may be fixed in accordance with clause (4) (a); and

(c)                                  if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate ratably in respect of accumulated dividends and return of capital.

SCHEDULE “B”

Attached to and forming part of the Articles of Incorporation of PRECISION ENERGY INTERNATIONAL LTD.

OTHER RULES OR PROVISIONS

1.                                      The number of shareholders for the time being of the Corporation shall be limited to fifty (50) or less (exclusive of persons who are in the employment of the Corporation or that of an affiliate, and persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in such employment and have continued after the termination of such employment, to be shareholders of the Corporation) provided that where two or more persons hold one or more shares in the Corporation jointly, they shall be treated as a single shareholder.

2.                                      The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

3.                                      No invitation shall be made to the public to subscribe for any shares, debentures or securities (as the term “securities” is defined by the Securities Act (Alberta) or any successor legislation) of the Corporation.

Articles of Incorporation

Business Corporations Act

Section 6

1.                   Name of Corporation

PRECISION ENERGY INTERNATIONAL LTD.

2.                   The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

Schedule ‘A’ attached

3.                   Restrictions on share transfers (if any):

No shares of the Corporation shall be transferred without the approval of the Board of Directors.

4.                   Number, or minimum and maximum number, of directors that the corporation may have:

Minimum of One (1); Maximum of Eleven (11).

5.                   If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):

None.

6.                   Other rules or provisions (if any):

Schedule ‘B’ attached.

7. Date authorized by Incorporators:	2004/09/02
Year / Month / Day

Incorporators

Name of Person Authorizing (please print)	Address: (including postal code)
JAN M. CAMPBELL	4200, 150 - 6th Avenue S.W.
Calgary, AB T2P 3Y7
Identification
D/L 36122-703

Name of Person Authorizing (please print)	Address: (including postal code)

Identification

Name of Person Authorizing (please print)	Address: (including postal code)

Identification

Name of Person Authorizing (please print)	Address: (including postal code)

Identification

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Box 3140, Edmonton, Alberta T5J 2G7, (780) 427-7013.

SCHEDULE “A”

Attached to and forming part of the

Articles of Incorporation of

PRECISION ENERGY INTERNATIONAL LTD.

THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:

1.                                      An unlimited number of Class “A” Common voting shares, the holders of which are entitled:

(a)                                 to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)                                 to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class “B” Common voting shares, the Class “C” Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class “A” Common voting shares of the Corporation;

(c)                                  subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

(d)                                 to the rights, privileges and restrictions normally attached to common shares;

2.                                      An unlimited number of Class “B” Common voting shares, the holders of which are entitled:

(a)                                 to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)                                 to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class “A” Common voting shares, the Class “C” Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class “B” Common voting shares of the Corporation;

(c)                                  subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

(d)                                 to the rights, privileges and restrictions normally attached to common shares;

3.                                      An unlimited number of Class “C” Common non-voting shares, the holders of which are entitled:

(a)                                 to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class “A” Common voting shares, the Class “B” Common voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class “C” Common non-voting shares of the Corporation; and

(b)                                 subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation;

4.                                      An unlimited number of Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(a)                                 the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of

2

Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

(b)                                 the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (4)(a); and

(c)                                  if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate ratably in respect of accumulated dividends and return of capital.

3

SCHEDULE “B”

Attached to and forming part of the

Articles of Incorporation of

PRECISION ENERGY INTERNATIONAL LTD.

OTHER RULES OR PROVISIONS

1.                                      The number of shareholders for the time being of the Corporation shall be limited to fifty (50) or less (exclusive of persons who are in the employment of the Corporation or that of an affiliate, and persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in such employment and have continued after the termination of such employment, to be shareholders of the Corporation) provided that where two or more persons hold one or more shares in the Corporation jointly, they shall be treated as a single shareholder.

2.                                      The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

3.                                      No invitation shall be made to the public to subscribe for any shares, debentures or securities (as the term “securities” is defined by the Securities Act (Alberta) or any successor legislation) of the Corporation.

SCHEDULE “B”

Attached to and forming part of the

Articles of Incorporation of

PRECISION ENERGY INTERNATIONAL LTD.

OTHER RULES OR PROVISIONS

1.                                      The number of shareholders for the time being of the Corporation shall be limited to fifty (50) or less (exclusive of persons who are in the employment of the Corporation or that of an affiliate, and persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in such employment and have continued after the termination of such employment, to be shareholders of the Corporation) provided that where two or more persons hold one or more shares in the Corporation jointly, they shall be treated as a single shareholder.

2.                                      The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

3.                                      No invitation shall be made to the public to subscribe for any shares, debentures or securities (as the term “securities” is defined by the Securities Act (Alberta) or any successor legislation) of the Corporation.